UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials Soliciting Material Pursuant to §240.14a-12

GUGGENHEIM STRATEGIC OPPORTUNITIES FUND (NYSE: GOF)

(Exact Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)Title of each class of securities to which transaction applies:

(2)Aggregate number of securities to which transaction applies:

(3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)Proposed maximum aggregate value of transaction:

(5)Total fee paid:

Fee paid previously with preliminary materials:

Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)Amount Previously Paid:

(2)Form, Schedule or Registration No.:

(3)Filing Party:

(4)Date Filed:

Guggenheim Investments

227 West Monroe Street

Chicago, Illinois 60606

PLEASE VOTE YOUR SHARES TODAY

August 24, 2021

Dear Shareholder,

Today the joint special meeting of shareholders with respect to the Guggenheim Strategic Opportunities Fund was adjourned and will reconvene on Tuesday, September 14, 2021, at 10:00 a.m. CT in virtual format only to provide shareholders who have not yet cast their proxy vote with more time to do so.

OUR RECORDS INDICATE THAT WE HAVE NOT YET

RECEIVED A VOTE FOR YOUR SHARES.

Please help us today by taking a moment to cast your vote. We need your proxy vote as soon as possible to allow us to proceed with important business of the Funds . The Funds' Board recommends that shareholders of Guggenheim Strategic Opportunities Fund vote FOR each proposal described in the Combined Proxy Statement/Prospectus and set forth on the proxy card . If you have any proxy related questions, or would like to cast your proxy vote by phone, please call 1-888-567-1626 for assistance. Representatives are available Monday through Friday 9 a.m. to 10 p.m. and Saturday 10 a.m. to 6 p.m. ET.

This communication is for informational purposes only and is not a solicitation of a proxy from any fund shareholder and does not constitute an offer of any securities for sale. No offer of securities will be made except pursuant to a prospectus meeting the requirements of Section 10 of the Securities Act of 1933. The solicitation of proxies will only be made by a final, effective Registration Statement on Form N-14, which includes a definitive Combined Proxy Statement/Prospectus, after the Registration Statement is declared effective by the Securities and Exchange Commission.

HOW DO I VOTE?

There are four convenient methods for casting your important proxy vote:

1.Vote by Phone with a Representative: You may cast your vote by telephone with a proxy representative by calling toll-free 1-888-567-1626. Representatives are available Monday through Friday 9 a.m. to 10 p.m. and Saturday 10 a.m. to 6 p.m. Eastern Time.

2.Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

3.Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

4.Vote by mail: You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

We would be very grateful if you would use any one of the four voting methods listed above to ensure that your vote is recorded before September 14th.

Thank you in advance for your assistance.

Sincerely,

Brian Binder

Chief Executive Officer and President

Guggenheim Strategic Opportunities Fund